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                                                              Exhibit 5.1




                                     May 15, 1998





SigmaTron International, Inc.
2201 Landmeier Rd.
Elk Grove Village, IL 60007


Ladies & Gentlemen:


     We have acted as counsel for SigmaTron International, Inc. (the "Company") in connection with the filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement") relating to the offer and proposed sale of 105,000 shares of the Company's common stock, $.01 par value ("Common Stock"), under the terms of the 1997 Directors' Stock Option Plan and agreements described in the Registration Statement (the "Stock Option Plan").

     In arriving at this opinion, we have examined the Company's Certificate of Incorporation, its Bylaws, the records of the corporate proceedings of the Company authorizing the issuance and sale of the shares of Common Stock covered by the Registration Statement, the Stock Option Plan and such other instruments and documents as we have deemed appropriate.

     Based upon the foregoing, we are of the opinion that all necessary corporate action for the authorization, reservation and issuance of the shares of Common Stock to be offered and sold by the Company pursuant to the Stock Option Plan has been taken; and that said shares of Common Stock are duly authorized, and upon delivery of same to the participants under the Stock Option Plan against payment therefor upon the terms set forth in the Stock Option Plan, said shares of Common Stock will be validly issued, fully paid and non-assessable shares of Common Stock of the Company.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in such Registration Statement.


                                     Very truly yours,



                                     D'ANCONA & PFLAUM


                                     By: /s/ Arthur Don
                                        -------------------------------
                                          Arthur Don, Partner




AD/SC/TMB

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